Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp President and Chief Executive Officer, Amir Adnani, Appointed to World Nuclear Association Board of Management

Corpus Christi, TX, April 17, 2025 - Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that Amir Adnani, UEC’s Founder, President and Chief Executive Officer (“CEO”) has been appointed to the World Nuclear Association (“WNA”) Board of Management.

The WNA, headquartered in London, facilitates the growth of the nuclear sector by connecting key industry players, representing the industry’s position on the world stage, and providing leading and authoritative information on nuclear energy. Its members are responsible for 70 percent of the world's nuclear energy generation. The members appoint a general manager and elect a 20-member Board of Management to provide management guidance, governance and leadership in setting the WNA’s policies and strategic objectives.

Amir Adnani, President and CEO stated:

“It’s an honor to join the WNA Board of Management at such a pivotal time for our industry. The growing number of countries and major organizations joining the pledge to triple global nuclear capacity by 2050 marks a seminal moment—creating the most consequential opportunity in decades to shape the future of clean energy. I look forward to working alongside my fellow Board members to help guide this transformation and ensure nuclear energy plays its essential role in delivering affordable, reliable and carbon-free power worldwide.”

Sama Bilbao y León, Director General of the World Nuclear Association, commented:

“We are pleased to welcome Amir to the Board at this pivotal moment for nuclear energy. His entrepreneurial drive, engagement with the finance community and innovative leadership are well aligned with the industry’s ambition to triple nuclear capacity. Amir brings valuable insight and momentum, and I look forward to working with him and the rest of the Board towards shaping this exciting future.”

For more information on the WNA see their website at www.world-nuclear.org.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three ISR hub-and-spoke platforms in South Texas and Wyoming. These production platforms are anchored by licensed Central Processing Plants that will be served by a pipeline of satellite ISR projects, including seven that already have their major permits in place. In August 2024, operations were restarted, and ramp-up commenced, at the Christensen Ranch Project in Wyoming, sending uranium loaded resin to the Irigaray Plant (Wyoming hub). Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

X (formerly known as Twitter): @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.